PROMISSORY NOTE


Principal Amount: US$100,000
Revolving Loan:   January 1, 2002


     FOR  VALUE  RECEIVED, E-Trend Networks, Inc. with a head office at 5919 3rd
                           ----------------------
St. S.E. Calgary, Alberta (the "Borrower"), promises to pay to the order of Wilmington Rexford, Inc. a Delaware corporation with a head office at 515 SeaBreeze Blvd., Suite 530 Fort Lauderdale, Florida 33316 (the "Lender"), on or before December 31, 2002 (in accordance with the terms and conditions set forth herein) the sum of ONE HUNDRED THOUSAND US DOLLARS ($100,000.00US) (the "Principal Sum"), in lawful money of United States together with interest on the Principal Sum from the date that the Principal Sum is advanced to the Borrower at the Interest Rate (the "Loan"). "Interest Rate" means six percent (10%) per annum.

     This loan shall be a revolving loan and at no time exceed $100,000 USD. At any time monies or services will be advanced to E-Trend Networks, Inc. by Wilmington Rexford and paid back by E-Trend Networks, Inc.

     All payments shall be applied first to accrued and unpaid interest due on the unpaid Principal Sum.

     The Borrower may repay the Loan in whole or in part at any time prior to December 31, 2002 without penalty.

     The Lender may demand repayment of the Loan upon the commencement by the Borrower or any direct or indirect subsidiary of the Borrower of (i) a voluntary case under Title 11 of the United States Code entitled "Bankruptcy," or any successor thereto, or the commencement of an involuntary case thereunder which is not controverted within 10 days and dismissed within 60 days after commencement, or (ii) a proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect or the commencement of such a proceeding which is not converted within 10 days and dismissed within 60 days after commencement.

     The makers, endorsers, and all parties to this Note hereby waive presentment and notice of demand, protest and notice of protest and nonpayment of this note.

     The makers and endorsers hereby acknowledge and agree that they shall not be entitled, at any time, to set off any amounts due hereunder, including any accrued but unpaid interest against any amounts due and owing by E-Trend Networks, Inc., its successors or assigns, to the Borrower, or its successors or assigns.

     Payment of this Note is secured by a first charge debenture in all assets of Borrower.

     Borrower and any guarantors hereof agree to pay all reason-able costs of collection, including attorneys' fees, paid or incurred by Note Holder in enforcing this Note on default.

     This Promissory Note shall be governed by the laws of the State of Nevada, and the parties hereto specifically attorn to the jurisdiction of the Courts in the State of Nevada


E-TREND  NETWORKS,  INC.



Per: ________________________





Acknowledged and agreed to this 14th day of January, 2002


/s/  Wilmington Rexford, Inc.
-----------------------------
Wilmington Rexford, Inc.
Per:  Garrett Krause,  CEO